Exhibit 99.1
Carbonite Reports Record Revenues and Gross Margins for the Third Quarter of 2015

BOSTON, MA - October 28, 2015 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud and hybrid business continuity solutions for small and midsize businesses (SMBs), today announced financial results for the third quarter ended September 30, 2015. The Company reported record revenue of $34.6 million for the third quarter, an increase of 10% year over year, and total bookings of $34.2 million for the third quarter, an increase of 12% year over year.

“We continued to see strong performance driven by the steady demand for our Carbonite Server Backup and Mailstore products,” said Mohamad Ali, President and CEO of Carbonite. “With recent enhancements to our entire product portfolio, including the launch of a new line-up of Carbonite Backup Appliances, and Carbonite Server Backup with bare metal recovery, we are well-positioned to meet the evolving backup and disaster recovery needs of consumers and small businesses.”

Anthony Folger, Chief Financial Officer and Treasurer said, “In the third quarter we again showed double digit year over year revenue and bookings growth. Along with gross margin expansion through improved operational execution across the business, we continue to improve profitability and generate positive free cash flow, putting us in a strong financial position as we head into the fourth quarter.”
Third Quarter 2015 Results:

•	Revenue for the third quarter was $34.6 million, an increase of 10% from $31.3 million in the third quarter of 2014.

•	Bookings for the third quarter were $34.2 million, an increase of 12% from $30.6 million in the third quarter of 2014.[1]

•
Cash flow from operations for the third quarter was $2.0 million, compared to $4.0 million in the third quarter of 2014. Free cash flow for the third quarter was $1.4 million, compared to $2.1 million in the third quarter of 2014.[2]

•	Total cash, cash equivalents and marketable securities were $62.6 million as of September 30, 2015, compared to $61.1 million as of December 31, 2014.

•	Gross margin for the third quarter was 71.7%, compared to 69.4% in the third quarter of 2014. Non-GAAP gross margin was 73.2% in the third quarter, compared to 70.2% in the third quarter of 2014.[3]

•
Net loss for the third quarter was ($4.5) million, compared to a net loss of ($0.7) million in the third quarter of 2014. Non-GAAP net income for the third quarter was $2.1 million, compared to non-GAAP net income of $1.0 million in the third quarter of 2014.[4]

•
Net loss per share for the third quarter was ($0.16) (basic and diluted), compared to a net loss per share of ($0.03) (basic and diluted) in the third quarter of 2014. Non-GAAP net income per share was $0.08 (basic and diluted) for the third quarter, compared to non-GAAP net income per share of $0.04 (basic and diluted) in the third quarter of 2014.[4]

[1]
Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue, net of foreign exchange (excluding deferred revenue recorded in connection with acquisitions) during the same period.

[2]
Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

[3]	Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense.

[4]
Non-GAAP net income and non-GAAP net income per share excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense.

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below, and a reconciliation to the most comparable GAAP measures is provided in the tables at the end of this press release.

Business Outlook

For the fourth quarter of 2015, revenues are expected to be in the range of $35.2-$35.6 million and non-GAAP net income per share to be in the range of $0.07-$0.09 (basic and diluted).
For the full year of 2015, revenues are expected to be in the range of $136.8-$137.2 million and non-GAAP net income per share to be in the range of $0.09-$0.11 (basic and diluted).
Carbonite’s expectations of non-GAAP net income per share for the quarter and full year excludes stock-based compensation expense, litigation-related expense, hostile takeover-related expense, amortization expense on intangible assets and assumes a 2015 effective tax rate of 0% and weighted average shares outstanding of approximately 27.3 million for the quarter and 27.2 million for the full year 2015.
Recent Highlights

Enhancements to Full Product Suite

•
Introduced latest version of workstation backup solution, Carbonite Pro which includes improved user experience, enablement of partner trials and capability for remote deployment and management for large user groups.

•	Launched new version of server backup, Carbonite Server Advanced, offering businesses bare metal recovery and flexible, granular protection for their critical server data.

•
Announced availability of Carbonite Backup Appliances, a lineup of five new appliances ranging from four to eight terabytes offering bare metal recovery to existing, new or dissimilar hardware with image backup and advanced management capabilities.

Acquisitions

•	Acquired core technology, patents and other assets from Rebit, Inc., a developer of backup and recovery software for home users and small businesses.

Industry Recognition

•	Winner of PC Magazine’s Business Readers’ Choice Award for Cloud Computing Services over Dropbox, Google Drive, Microsoft and Box.

•	Recipient of Six Stevie Awards for Customer Service in the U.S. and internationally, including three gold awards.

•	Winner of a Massachusetts Economic Impact Award for outstanding contributions to the Massachusetts economy.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Wednesday, October 28, 2015 at 8:30 a.m. EDT to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 56318046.
Following the completion of the call, a recorded replay will be available on the company’s website, http://investor.carbonite.com, under “Events & Presentations” through October 28, 2016.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue, net of foreign exchange (excluding deferred revenue recorded in connection with acquisitions) during the same period. Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per share excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense. Non-GAAP operating expense excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense. Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Cautionary Language Concerning Forward-Looking Statements
This Press Release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's views as of the date they were first made based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission, which is available on www.sec.gov. Except as required by law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite (Nasdaq:CARB) is a leading provider of cloud and hybrid business continuity solutions for small and midsized businesses. Together with our partners, we support more than 1.5 million individuals and small businesses around the world who rely on us to ensure their important data is protected, available and useful. To learn more about the cloud solutions voted #1 by PC Magazine readers, as well as our partner program and our award-winning customer support, visit us at Carbonite.com.

Investor Relations Contact:
Emily Walt
Carbonite
617-927-1972
investor.relations@carbonite.com

Media Contact:
Megan Wittenberger
Carbonite
617-421-5687
media@carbonite.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$34,553	$31,274	$101,551	$90,706
Cost of revenue	9,774	9,585	29,588	28,566
Gross profit	24,779	21,689	71,963	62,140
Operating expenses:
Research and development	7,123	6,114	21,500	17,689
General and administrative	8,773	3,997	23,973	11,348
Sales and marketing	12,860	12,056	40,811	37,061
Restructuring charges	224	3	349	12
Total operating expenses	28,980	22,170	86,633	66,110
Loss from operations	(4,201)	(481)	(14,670)	(3,970)
Interest and other income (expense), net	139	(208)	165	(217)
Loss before income taxes	(4,062)	(689)	(14,505)	(4,187)
Provision for income taxes	404	10	1,011	30
Net loss	$(4,466)	$(699)	$(15,516)	$(4,217)
Net loss per share:
Basic and diluted	$(0.16)	$(0.03)	$(0.57)	$(0.16)
Weighted-average shares outstanding:
Basic and diluted	27,173,360	26,887,069	27,212,038	26,747,451

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$61,623	$46,084
Marketable securities	1,002	15,031
Trade accounts receivable, net	3,533	2,412
Prepaid expenses and other current assets	3,867	5,224
Restricted cash	—	828
Total current assets	70,025	69,579
Property and equipment, net	23,887	25,944
Other assets	1,679	2,181
Acquired intangible assets, net	9,004	10,322
Goodwill	23,405	23,728
Total assets	$128,000	$131,754
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,234	$7,346
Accrued expenses	10,943	10,506
Current portion of deferred revenue	78,805	75,494
Total current liabilities	96,982	93,346
Deferred revenue, net of current portion	17,647	15,930
Other long-term liabilities	7,340	7,940
Total liabilities	121,969	117,216
Stockholders’ equity
Common stock	275	272
Additional paid-in capital	162,173	152,920
Treasury stock, at cost	(3,045)	(22)
Accumulated deficit	(154,844)	(139,328)
Accumulated other comprehensive income	1,472	696
Total stockholders’ equity	6,031	14,538
Total liabilities and stockholders’ equity	$128,000	$131,754

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net loss	$(15,516)	$(4,217)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,296	9,377
Gain on disposal of equipment	(25)	—
Accretion of discount on marketable securities	(9)	(20)
Stock-based compensation expense	7,418	4,295
Provision for reserves on accounts receivable	6	76
Other non-cash items, net	(80)	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,187)	(570)
Prepaid expenses and other current assets	1,063	(2,215)
Other assets	539	103
Accounts payable	1,312	(587)
Accrued expenses	(102)	1,423
Other long-term liabilities	(368)	3,921
Deferred revenue	5,193	3,001
Net cash provided by operating activities	8,540	14,587
Investing activities
Purchases of property and equipment	(8,273)	(10,602)
Proceeds from sale of property and equipment	113	—
Proceeds from maturities of marketable securities and derivatives	17,524	10,250
Purchases of marketable securities and derivatives	(750)	(10,233)
Decrease in restricted cash	693	—
Payment for acquistion, net of cash acquired	(992)	—
Net cash provided by (used in) investing activities	8,315	(10,585)
Financing activities
Proceeds from exercise of stock options	1,853	1,885
Repurchase of common stock	(3,023)	—
Net cash (used in) provided by financing activities	(1,170)	1,885
Effect of currency exchange rate changes on cash	(146)	190
Net increase in cash and cash equivalents	15,539	6,077
Cash and cash equivalents, beginning of period	46,084	50,392
Cash and cash equivalents, end of period	$61,623	$56,469

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)
Calculation of Bookings

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$34,553	$31,274	$101,551	$90,706
Add:
Deferred revenue ending balance	96,452	87,001	96,452	87,001
Impact of foreign exchange	—	—	153	—
Less:
Impact of foreign exchange	12	—	—	—
Deferred revenue beginning balance	96,815	87,671	91,424	84,000
Change in deferred revenue balance	(375)	(670)	5,181	3,001
Bookings	$34,178	$30,604	$106,732	$93,707
Calculation of Non-GAAP Net Loss and Non-GAAP Net Loss per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(4,466)	$(699)	$(15,516)	$(4,217)
Add:
Amortization of intangibles	522	217	1,475	676
Stock-based compensation expense	2,545	1,441	7,418	4,295
Litigation-related expense	2,749	20	3,940	42
Restructuring-related expense	219	—	334	—
Acquisition-related expense	414	—	1,139	—
Hostile takeover-related expense	145	—	1,657	—
CEO transition expense	—	—	54	—
Non-GAAP net income	$2,128	$979	$501	$796
Weighted-average shares outstanding:
Basic and diluted	27,173,360	26,887,069	27,212,038	26,747,451
Non-GAAP net income per share:
Basic and diluted	$0.08	$0.04	$0.02	$0.03

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Gross profit	$24,779	$21,689	$71,963	$62,140
Add:
Amortization of intangibles	325	110	954	329
Stock-based compensation expense	195	147	524	390
Non-GAAP gross profit	$25,299	$21,946	$73,441	$62,859
Non-GAAP gross margin	73.2%	70.2%	72.3%	69.3%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Research and development	$7,123	$6,114	$21,500	$17,689
Less:
Stock-based compensation expense	273	252	911	1,016
Acquisition-related expense	84	—	251	—
Non-GAAP research and development	$6,766	$5,862	$20,338	$16,673

General and administrative	$8,773	$3,997	$23,973	$11,348
Less:
Amortization of intangibles	53	39	160	117
Stock-based compensation expense	1,745	767	5,074	2,126
Litigation-related expense	2,749	20	3,940	42
Acquisition-related expense	330	—	892	—
Hostile takeover-related expense	145	—	1,657	—
CEO transition expense	—	—	54	—
Non-GAAP general and administrative	$3,751	$3,171	$12,196	$9,063

Sales and marketing	$12,860	$12,056	$40,811	$37,061
Less:
Amortization of intangibles	144	68	361	230
Stock-based compensation expense	332	275	909	763
Acquisition-related expense	—	—	(4)	—
Non-GAAP sales and marketing	$12,384	$11,713	$39,545	$36,068

Restructuring charges	$224	$3	$349	$12
Less:
Restructuring-related expense	219	—	334	—
Non-GAAP restructuring charges	$5	$3	$15	$12

Calculation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$1,993	$3,987	$8,540	$14,587
Subtract:
Purchases of property and equipment	3,367	5,562	8,273	10,602
Add:
Payments related to corporate headquarter relocation	—	3,649	1,309	3,803
Acquisition-related payments	516	—	897	—
Hostile takeover-related payments	128	—	1,791	—
CEO transition payments	—	—	29	—
Cash portion of lease exit charge	75	—	786	—
Litigation-related payments	2,030	—	2,039	—
Free cash flow	$1,375	$2,074	$7,118	$7,788